FIRST AMENDMENT TO THE
ATSI COMMUNICATIONS, INC.
2005 STOCK COMPENSATION PLAN

WHEREAS, ATSI Communications, Inc., a Nevada corporation (the “Company”) maintains the ATSI Communications, Inc. 2005 Stock Compensation Plan (the “Plan”) to attract and retain highly qualified and experienced directors, officers and employees and to give such directors, officers and employees a proprietary interest in the success of the Company and its subsidiaries. The Plan encourages ownership of common stock, $.001 par value (“Common Stock”), of the Company by the directors, officers and employees of the Company and its affiliates and provides increased incentive for such persons to render services and to exert maximum effort for the success of the Company’s business. The Plan provides eligible directors, officers and employees the opportunity to participate in the enhancement of stockholder value by the grants of warrants, options, restricted common, unrestricted common and other awards under the Plan. In addition, the Company expects the Plan to further strengthen the identification of the directors, officers and employees with the stockholders; and

WHEREAS, on August 15, 2007, the Board of Directors of the Company (the “Board”) approved this first amendment to the Plan to increase the maximum aggregate number of Common Stock which may be subject to Awards issued under the Plan (the “First Amendment”); and

WHEREAS, the Plan provides that the Board may amend the Plan at any time, subject to requirements imposed by law or stock exchange requirements; and

NOW, THEREFORE, in accordance with the foregoing, the Plan shall be amended as follows:

Effective as of August 15, 2007, subject to any adjustments as provided in Section 8 of the Plan, the aggregate number of shares that may be issued under the Plan as provided in Section 3 is 17,500,000 shares of Common Stock.

IN WITNESS WHEREOF and as evidence of the adoption of the First Amendment set forth herein, the Board has caused this First Amendment to be executed this 15th day of August, 2007.

By:	/s/ Arthur L. Smith
Name: Arthur L. Smith Title: President and Chief Executive Officer